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                                                                   Ex - 99. (3)

                                  SCHEDULE 1

                            WELLS FARGO FUNDS TRUST
                           WELLS FARGO MASTER TRUST
                          WELLS FARGO VARIABLE TRUST

                      SECURITIES LENDING AGENCY AGREEMENT
                              Participating Funds

Wells Fargo Funds Trust
1.  Asia Pacific Fund
2.  Asset Allocation Fund
3.  Balanced Fund
4.  Capital Growth Fund
5.  C&B Mid Cap Value Fund
6.  Common Stock Fund
7.  Corporate Bond Fund
8.  Discovery Fund
9.  Dividend Income Fund
10. Dow Jones Target 2050 Fund/1/
11. Emerging Growth Fund/2/
12. Emerging Markets Focus Fund
13. Endeavor Large Cap Fund
14. Endeavor Select Fund
15. Enterprise Fund
16. Equity Index Fund
17. Government Securities Fund
18. Growth Fund
19. Growth and Income Fund
20. High Income Fund
21. High Yield Bond Fund
22. Income Plus Fund
23. Intermediate Government Income Fund
24. International Core Fund
25. International Equity Fund
26. Large Cap Growth Fund
27. Large Company Core Fund
28. Mid Cap Disciplined Fund
29. Mid Cap Growth Fund
30. Opportunity Fund
31. Overseas Fund
32. Short Duration Government Bond Fund
33. Short-Term Bond Fund
34. Short-Term High Yield Bond Fund
35. Small Cap Disciplined Fund
36. Small Cap Growth Fund

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/1/  On November 8, 2006 the Board of Trustees approved the establishment of the Dow Jones Target 2050 Fund, which is expected to commence operations on or about July 1, 2007.
/2/ On November 8, 2006 the Board of Trustees approved the establishment of the Emerging Growth Fund, which is expected to commence operations on or about January 31, 2007.

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37. Small Cap Opportunities Fund
38. Small Cap Value Fund
39. Small/Mid Cap Value Fund
40. Specialized Financial Services Fund
41. Specialized Health Sciences Fund
42. Specialized Technology Fund
43. Strategic Income Fund
44. Ultra-Short Duration Bond Fund
45. Ultra Short-Term Income Fund
46. U.S. Value Fund
47. Value Fund

Wells Fargo Master Trust
1.  C&B Large Cap Value Portfolio
2.  Disciplined Growth Portfolio
3.  Disciplined Fixed Income Portfolio
4.  Diversified Stock Portfolio
5.  Diversified Fixed Income Portfolio
6.  Emerging Growth Portfolio/3/
7.  Equity Income Portfolio
8.  Equity Value Portfolio
9.  Index Portfolio
10. Inflation-Protected Bond Portfolio
11. International Core Portfolio
12. International Growth Portfolio
13. International Index Portfolio
14. International Value Portfolio
15. Large Cap Appreciation Portfolio
16. Large Company Growth Portfolio
17. Managed Fixed Income Portfolio
18. Small Cap Index Portfolio
19. Small Company Growth Portfolio
20. Small Company Value Portfolio
21. Stable Income Portfolio
22. Strategic Small Cap Value Portfolio
23. Total Return Bond Portfolio

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/3/  On November 8, 2006 the Board of Trustees approved the establishment of the Emerging Growth Portfolio, which is expected to commence operations on or about January 31, 2007.

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Wells Fargo Variable Trust
1.  VT Asset Allocation Fund
2.  VT C&B Large Cap Value Fund
3.  VT Discovery Fund
4.  VT Equity Income Fund
5.  VT International Core Fund
6.  VT Large Company Core Fund
7.  VT Large Company Growth Fund
8.  VT Opportunity Fund
9.  VT Small Cap Growth Fund
10. VT Small/Mid Cap Value Fund
11. VT Total Return Bond Fund


Schedule 1 most recent annual approval: August 9, 2006
Schedule 1 amended and approved: November 8, 2006